Exhibit 99.2

Unaudited Pro Forma Combined Consolidated Financial Information

On November 1, 2016, Regional Brands Inc. (“Regional Brands”) acquired a majority interest in B.R. Johnson, LLC (“BRJ LLC”) by contributing $3,808,696 in exchange for 95.22% of BRJ LLC’s preferred membership interest and 76.17% of its common membership interest. In addition, Regional Brands loaned to BRJ LLC $7,141,304 under a senior subordinated term note which bears interest at 6% per annum and has scheduled annual principal payments with the balance due at maturity in five years. BRJ LLC’s minority members contributed $191,304 for the remaining preferred and common membership interests and loaned to BRJ LLC $358,696 on the same terms as the Regional Brands senior subordinated loan pursuant to a participation agreement.

On November 1, 2016, Regional Brands issued 894,393 of its common shares for $13.50 per share in a private placement. Regional Brands’ per share data has been restated to reflect its 1-for-1,000 reverse stock split effective July 2016.

BRJ LLC, on November 1, 2016, acquired substantially all of the assets and assumed specific liabilities of B.R. Johnson, Inc. (“BRJ Inc.”) in an asset purchase transaction in exchange for cash of $12,900,000 and a subordinated note of $2,500,000 (the “Acquisition”). BRJ LLC will operate the business of BRJ Inc. as a consolidated subsidiary of Regional Brands. The Acquisition is being accounted for under the acquisition method of accounting. This results in BRJ LLC allocating the total consideration issued in the Acquisition to the fair value of BRJ Inc.’s assets acquired and liabilities assumed as of the Acquisition date, with any excess purchase consideration being recorded as goodwill.

The unaudited pro forma combined consolidated balance sheet is presented to show how Regional Brands might have looked at June 30, 2016 had the Acquisition occurred as of that date. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2015 and the six-month period ended June 30, 2016 are presented to show how Regional Brands might have looked had the Acquisition occurred as of January 1, 2015, the beginning of the presented period.

This pro forma combined consolidated financial information is based on, and should be read in conjunction with, the following:

•	The historical audited financial statements of BRJ Inc. as of and for the fiscal year ended December 31, 2015, included as Exhibit 99.1 to this Form 8-K;

•	The historical unaudited financial statements of BRJ Inc. as of and for the six months ended June 30, 2016, included as Exhibit 99.1 to this Form 8-K;

•	The historical audited financial statements of Regional Brands as of and for the fiscal year ended September 30 2015, included in a Form 10-K filed on January 6, 2016;

•	The historical unaudited financial statements of Regional Brands as of and for the six months ended March 31, 2016, included in a Form 10-Q filed on May 13, 2016; and

•	The historical unaudited financial statements of Regional Brands as of and for the nine months ended June 30, 2016, included in a Form 10-Q filed on August 15, 2016.

The unaudited pro forma combined consolidated balance sheet was derived from BRJ Inc.’s and Regional Brands’ unaudited financial statements as of June 30, 2016. The unaudited pro forma combined consolidated statement of operations for the fiscal year ended December 31, 2015 was derived from the audited financial statements of BRJ Inc. for the year ended December 31, 2015 and Regional Brands’ audited financial statements for the fiscal year ended September 30, 2015. The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2016 was derived from BRJ Inc.’s unaudited financial statements for the six months ended June 30, 2016 and Regional Brands’ unaudited financial statements for the six months ended March 31, 2016.

The unaudited pro forma combined consolidated financial information was prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined consolidated financial information. The detailed assumptions used to prepare the unaudited pro forma combined consolidated financial information are contained in the notes hereto and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been completed during the periods presented above, nor is it indicative of the future results or financial position of the combined company. In connection with the unaudited pro forma combined consolidated financial information, the total purchase consideration was allocated based on the best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma combined consolidated financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET REGIONAL BRANDS INC.

June 30, 2016

	B.R. Johnson, Inc.	Regional Brands Inc.	Adjustment Note 1	Adjustment Note 2	Pro Forma

Assets

Current Assets:
Cash and cash equivalents	$—	$3,781,361	$12,074,306	$(10,950,000)	$4,905,667
Investments	—	927,729	—	—	927,729
Accounts Receivable, net	7,760,722	—	—	—	7,760,722
Inventories, net	1,350,855	—	—	—	1,350,855
Costs and estimated earnings in excess of billings on uncompleted contracts	656,987	—	—	—	656,987
Prepaid expenses and other current assets	328,438	—	—	—	328,438
Total current assets	10,097,002	4,709,090	12,074,306	(10,950,000)	15,930,398

Equipment, net	435,313	—	—	12,399	447,712
Unbilled back log acquired	—	—	—	1,178,033	1,178,033
Goodwill	—	—	—	8,760,255	8,760,255
Other assets	181,826	—	—	(85,160)	96,666
Total assets	$10,714,141	$4,709,090	$12,074,306	$(1,084,473)	$26,413,064

Liabilities and Stockholders' Equity

Current liabilities:
Line of credit	$99,810	$—	—	$1,450,190	$1,550,000
Accounts payable	1,129,762	—	—	—	1,129,762
Accrued expenses and other current liabilities	425,635	—	—	530,000	955,635
Working capital liability to Seller		—	—	3,089,828	3,089,828
Accrued distributions to stockholders	684,200	—	—	(684,200)	—
Billings in excess of costs and estimated earning on uncompleted contracts	534,443	—	—	—	534,443
Total current liabilities	2,873,850	—	—	4,385,818	7,259,668

Senior subordinated note	—	—	—	358,696	358,696
Subordinated term note	—	—	—	2,500,000	2,500,000
Total liabilities	2,873,850	—	—	7,244,514	10,118,364

Stockholders' equity
Class A voting, $100 par value, 200 shares authorized,
100 shares issued and outstanding	10,000	—	—	(10,000)	—
Class B non-voting, $0.01par value, 200 shares authorized,
100 shares issued and outstanding	1	—	—	(1)	—
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued and outstanding
Common stock, $0.00001 par value; 50,000,000 shares authorized,
379,702 issued and outstanding	—	4	9	—	13
Additional paid-in capital	311,686	8,207,402	12,074,297	(311,686)	20,281,699
Non controlling interest consolidated subsidiary	—	—	—	191,304	191,304
Retained earnings	7,518,604	(3,493,929)	—	(8,198,604)	(4,173,929)
Accumulated other comprehensive loss	—	(4,387)	—	—	(4,387)
Total stockholders' equity	7,840,291	4,709,090	12,074,306	(8,328,987)	16,294,700
Total liabilities and stockholders' equity	$10,714,141	$4,709,090	$12,074,306	$(1,084,473)	$26,413,064

Note 1- Reflects the issuance of 894,393 shares of Regional Brands common stock at $13.50 per share in cash in a private placement.

Note 2- Reflects the acquisition of a controlling interest in the business of B.R. Johnson, Inc.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

REGIONAL BRANDS INC.

Year ended December 31, 2015

	B.R. Johnson, Inc.	Regional Brands Inc.	Adjustment Note 1	Pro Forma
	(as restated)
Net sales	$27,612,825	—	—	$27,612,825
Cost of sales	19,234,166	—	—	19,234,166

Gross profit	8,378,659	—	—	8,378,659

Operating expenses:
Selling	3,960,768	—	—	3,960,768
Amortization of unbilled backlog acquired		—	$942,426	942,426
General and administrative	2,709,955	22,744	—	2,732,699

Total operating expenses	6,670,723	22,744	942,426	7,635,893

Operating income	1,707,936	(22,744)	(942,426)	742,766

Other income (expense), net	(11,811)	(650)	—	(12,461)
Interest expense	—	(16,366)	(199,892)	(216,258)

Net income	1,696,125	(39,760)	(1,142,318)	514,047
Less earnings attributable to non controlling interest	—	—	(7,652)	(7,652)
Net income attributable to common shareholders	$1,696,125	$(39,760)	$(1,149,970)	$506,395

Earnings per share basic and fully diluted	$8,481	$(4.29)	—	$0.56
Weighted average shares outstanding for basic and fully
diluted earnings per share	200	9,261	894,393	903,654

Note 1- Reflects the issuance of 894,383 shares of Regional Brands common stock in a private placement, the amortization and interest expense resulting from the acquisition of a controlling interest in the business of B.R. Johnson, Inc. and the allocation of net income to the non-controlling interest.
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UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS REGIONAL BRANDS INC.
Six months ended June 30, 2016

	B.R. Johnson, Inc.	Regional Brands Inc.	Adjustment Note 1	Pro Forma

Net sales	$17,835,664	—	—	$17,835,664
Cost of sales	12,687,111	—	—	12,687,111

Gross profit	5,148,553	—	—	5,148,553

Operating expenses:
Selling	2,016,740	—	—	2,016,740
Amortization of unbilled backlog acquired	—	—	706,820	706,820
General and administrative	1,397,875	10,410		1,408,285

Total operating expenses	3,414,615	10,410	706,820	4,131,845

Operating income	1,733,938	(10,410)	(706,820)	1,016,708

Other income (expense), net	7,582	666	—	8,248
Interest and debt expense	—	(9,126)	(99,946)	(109,072)

Net income	1,741,520	(18,870)	(806,766)	915,884
Less earnings attributable to non controlling interest	—	—	(113,307)	(113,307)
Net income attributable to common shareholders	$1,741,520	$(18,870)	$(920,072)	$802,578

Earnings per share basic and fully diluted	$8,708	$(2.04)	—	$0.89
Weighted average shares outstanding for basic and fully
diluted earnings per share	200	9,261	894,393	903,654

Note 1- Reflects the issuance of 894,383 shares of Regional Brands common stock in a private placement, the amortization and interest expense resulting from the acquisition of a controlling interest in the business of B.R. Johnson, Inc. and the allocation of net income to the non-controlling interest.

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